Exhibit 10.9

JOINDER AGREEMENT

The undersigned, Demetrios Logothetis (the “Joining Party”), is executing and delivering this Joinder Agreement with respect to the Stock Escrow Agreement, dated as of December 22, 2020, between the Viveon Health Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Co., (the “Transfer Agent”) and the other stockholders of the Company party thereto (the “Escrow Agreement”).

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Escrow Agreement.

Pursuant to a Stock Transfer Agreement dated May 5, 2021, the Joining Party is acquiring 27,000 shares of common stock the Company (the “Transferred Shares”) that are subject to the terms of the Escrow Agreement and that may only be transferred as specified in Section 4.3 of the Escrow Agreement. By executing and delivering this Joinder Agreement, the Joining Party hereby agrees to become a party to, to be bound by and to comply with all of the provisions of the Escrow Agreement as an Initial Securityholder with respect to Transferred Shares. By executing and delivering this Joinder Agreement, the Joining Party agrees that, for all purposes of the Escrow Agreement, the undersigned shall be included within the term “Initial Securityholder”.

Accordingly, the Joining Party has executed and delivered this Joinder Agreement as of the fifth day of May 2021.

Demetrios Logothetis
Name:	Demetrios Logothetis

Acknowledged, Consented to and Agreed To By:

Viveon Health Acquisition Corp.

By:	/s/ Jagi Gill
Name:	Jagi Gill
Title:	CEO

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title: